As filed with the Securities and Exchange Commission on January 13, 1998
                                                     Registration No. 333-40403
====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                                USF&G CORPORATION
             (Exact Name Of Registrant As Specified In Its Charter)

         MARYLAND                         6331                  52-1220567
(State or Other Jurisdiction (Primary Standard Industrial    (I.R.S. Employer
  of Incorporation or         Classification Code Number) Identification Number)
     Organization)
                               6225 CENTENNIAL WAY
                            BALTIMORE, MARYLAND 21209
                                 (410) 547-3000
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                   Of Registrant's Principal Executive Office)

                              JOHN A. MACCOLL, ESQ.
                   EXECUTIVE VICE PRESIDENT -- GENERAL COUNSEL
                               6225 CENTENNIAL WAY
                            BALTIMORE, MARYLAND 21209
                                 (410) 547-3000
 (Name, Address, Including Zip Code, And Telephone Number Of Agent For Service)
                              --------------------
                                   Copies to:

       R.W. Smith, Jr., Esq.                      Edward S. Best, Esq.
      Piper & Marbury L.L.P.                      Mayer, Brown & Platt
      36 South Charles Street                    190 South LaSalle Street
     Baltimore, Maryland 21201                    Chicago, Illinois 60603
          (410) 539-2530                             (312) 782-0600

                              --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: December 22, 1997.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                         DEREGISTRATION OF UNSOLD SHARES

     2,296,000 shares of Common Stock, par value $2.50 per share, of the Registrant previously registered for sale to the public are hereby withdrawn from registration under this Registration Statement.

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland, on January 13, 1998.


                                           USF&G Corporation


                                           By:  /s/ John A. MacColl
                                               -----------------------------
                                                 John A. MacColl
                                                 General Counsel